Exhibit 1.1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Joint Filing Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Date: July 22, 2004	ACMI CORPORATION

	By:	/s/ David J. Pierce
Name: David J. Pierce
Its: Vice President Finance and Treasurer

Date: July 22, 2004	AMERICAN CYSTOSCOPE MAKERS, INC.

	By:	/s/ David J. Pierce
Name: David J. Pierce
Its: Vice President Finance and Treasurer

Date: July 22, 2004	FOX PAINE CAPITAL FUND, L.P.

By: Fox Paine Capital, LLC
Its: General Partner

By: Fox Paine & Company, LLC
Its: Manager

	By:	/s/ Saul A. Fox
Name: Saul A. Fox
Its: Member

Date: July 22, 2004	FOX PAINE & COMPANY, LLC

	By:	/s/ Saul A. Fox
Name: Saul A. Fox
Its: Member

Date: July 22, 2004	FOX PAINE CAPITAL, LLC

	By:	/s/Saul A. Fox
Name: Saul A. Fox
Its: Member